Exhibit 5.1

CONYERS DILL & PEARMAN PTE. LTD. 9 Battery Road #20-01 MYP Centre Singapore 049910 T +65 6223 6006 conyers.com

27 September 2024

Matter No. 1002504

Davis Commodities Limited

10 Bukit Batok Crescent

#10-01 The Spire

Singapore 658079

Dear Sir/ Madam,

Re: Davis Commodities Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-3 filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the prospectus forming a part of the Registration Statement (the “Prospectus”) through which Mr. Lek Pow Sheng Pauson, Mr. Leck Yak Tee Zaccheus, and Davis & KT Holdings Pte. Ltd. (together, the “Selling Shareholders”) may offer and sell up to an aggregate of 19,385,031 ordinary shares of par value US$0.000000430108 each in the capital of the Company (the “Sale Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

1.1.	the Registration Statement; and

1.2.	the Prospectus.

The documents listed in items 1.1 through 1.2 above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.3.	a copy of the second amended and restated memorandum and articles of association of the Company adopted on 22 June 2023 (the “M&A”);

1.4.	a copy of the written resolutions of the directors of the Company dated 25 September 2024 (the “Resolutions”);

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1.5.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 23 September 2024 (the “Certificate Date”);

1.6.	the register of members of the Company certified by a director of the Company on 23 September 2024; and

1.7.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents;

2.4.	the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby;

2.5.	the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

2.6.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended;

2.7.	that the M&A will remain in full force and effect and will not be amended in any manner that would affect the opinions expressed herein;

2.8.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.9.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission;

2.10.	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion;

2.11.	that on the date of entering into the Documents the Company is and after entering into the Documents will be able to pay its debts as they become due; and

2.12.	that the Selling Shareholders will continue to be the holders of a number of ordinary shares of par value US$0.000000430108 each in the capital of the Company (“Ordinary Shares”) equal to the number of the Sale Shares.

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3.	QUALIFICATIONS

3.1.	The obligations of the Company under the Documents:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of the Documents simultaneously underway against the Company in another jurisdiction.

3.2.	We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

3.3.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (“Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2.	Based solely upon our review of the register of members of the Company certified by a director of the Company on 23 September 2024, as at 23 September 2024, each of Mr. Lek Pow Sheng Pauson, Mr. Leck Yak Tee Zaccheus, and Davis & KT Holdings Pte. Ltd. was the registered holder of 2,238,331 Ordinary Shares, 2,090,000 Ordinary Shares and 15,056,700 Ordinary Shares respectively, and such Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Pte. Ltd.

Conyers Dill & Pearman Pte. Ltd.

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